Exhibit 99.2

Investor Presentation July 2026 Unless otherwise noted, all information herein is based on information as of March 31, 2026. NASDAQ / LSE: FRMI

Disclaimers 2 Industry and Market Data Market data and industry information used throughout this Presentation are based on management’s knowledge of the industry and the good faith estimates of management. Management also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third party sources. All of the market data and industry information used in this Presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. While we believe the estimated market position, market opportunity and market size information included in this Presentation are generally reliable, such information, which is derived in part from management’s estimates and beliefs, is inherently uncertain and imprecise. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including estimated volume of natural gas and water estimates and those factors described on the next page. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. Trademarks and Intellectual Property All trademarks, service marks, and trade names of a person or its affiliates used herein are trademarks, service marks, or registered trade names of such person or its affiliate, as noted herein. Any other product, company names, or logos mentioned herein are the trademarks and/or intellectual property of their respective owners, and their use is not alone intended to, and does not alone imply, a relationship with any person, or an endorsement or sponsorship by or of any party. Solely for convenience, the trademarks, service marks and trade names referred to in this Presentation may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that any person or the applicable rights owner will not assert, to the fullest extent under applicable law, their rights or the right of the applicable owner or licensor to these trademarks, service marks and trade names.

Forward - Looking Statements 3 This presentation contains forward - looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements that do not relate to matters of historical fact should be considered forward - looking statements, including, without limitation, statements regarding our development plans, construction timelines, permitting and regulatory approvals, tenant agreements, financing activities, cash position and liquidity, generation capacity, future expansion of Project Matador, Near Term Power Ramp and anticipated operational milestones. These statements are based on current expectations and assumptions and are subject to known and unknown risks, uncertainties, and other important factors that could cause actual results to differ materially from those expressed or implied by such forward - looking statements. These factors include, among others: our ability to obtain and maintain required permits and regulatory approvals, including from the NRC and TCEQ; our ability to secure binding tenant agreements and creditworthy counterparties on the timeline and terms expected; the availability of project financing and capital on acceptable terms; risks associated with large - scale construction and infrastructure development; interconnection availability and grid constraints; supply chain, permit and equipment procurement risks; commodity availability and pricing, including natural gas and water; risks associated with nuclear development and licensing; counterparty performance; and broader economic, regulatory, and market conditions. Statements regarding potential generation capacity in excess of currently permitted levels, including any reference to expansion beyond approximately 6 GW or up to 11 GW or 17 GW, are subject to the successful receipt of additional permits and approvals, financing, interconnection capacity, land acquisition, and other factors, and there can be no assurance that such capacity will be developed or achieved. Statements regarding total site acreage, including any reference to expansion beyond currently controlled or leased land, are subject to the closing of pending acquisitions, land availability, and other factors, and there can be no assurance that such acreage will be realized. These forward - looking statements represent management’s expectations as of the date of this presentation. Except as required by law, the Company undertakes no obligation to update or revise these statements. Additional information regarding these and other risks is included in the Company’s Form 10 - K and other filings with the Securities and Exchange Commission.

Decades of combined e xperience in energy development, power generation, project management and project finance 4 Marius Haas Chairman of the Board • Founding Partner of BayPine, which was formed in May 2020 • Extensive technology experience at Dell Technologies, Hewlett - Packard, Compaq, and Intel Corporation Fermi's Experienced and Respected Leadership Team Anna Bofa Co - President, Office of the CEO • Former Fermi Board Observer • Extensive technology experience at Google, Dropbox, Pinterest, and Meta Jacobo Ortiz Co - President, Office of the CEO • Previously served as Fermi Chief Operating Officer • Founder and President of Las Brisas Property Management with prior marketing experience at S.C. Johnson and Son Rob Masson Chief Financial Officer • Board member and former CFO at several public and private companies • Experience includes roles at Noble Supply & Logistics, Latham Group, Hypertherm, Flowserve, and Raytheon Technologies Today’s presenters

Fermi America: One of the World's Largest Advanced Energy & AI Campuses Scale At 7,570 acres, one of the world's largest advanced energy and data campus sites; foundational work largely complete – tenant ready Permitted 6GW federal air permit secured – covers a meaningful portion of the power ramp; application for additional 5GW filed Power Strategy built for resilience and designed to scale – driven by natural gas and scalable to 17GW long - term Premier Competitively positioned private power campus that will offer rapid speed to power – up to 1.5GW by YE2027 Note: Total site acreage is approximately 7,570 acres . 5

Utility - Grade Private Grid with Top - Tier Power Generation Assets Permitting 6 GW | 5 GW Federal Air Permit Secured | Filed 1st Nuclear COL Filed and accepted in 15 years Water 80% Less Water Use 1 Through Closed - loop System Power 1.5 GW | 2 GW 2027 | 2028 Up to 17 GW Power Generation at Scale 11 GW Gas | 6 GW Nuclear Land ~7,570 Acres Secured / Under Contract >15 MM Sq. Ft. of Data Center Space Natural Gas 5 Major Pipelines Available within 20 Miles 220 MMBtu/d Firm Supply Secured 4 Turbine Platforms with two different OEMs 1. Compared to conventional water - based cooling methods 6

Fermi 2.0 Leadership Priorities Enhanced Governance Strengthened Board from 5 to 7 members Active search to hire next CEO – in advanced discussions Established new HQ in Dallas, TX Tenant Momentum Renewed urgency in commercial conversations Active engagement with potential JV partners and tenants Expect to sign first binding JV partner and/or tenant agreement in Q3 2026 Operational Execution Advancing site development plan Ability to deliver power equipment on timelines consistent with tenant requirements Ability to launch vertical construction on timelines consistent with tenant requirements Liquidity and Compliance Seeking to secure adequate capital to fund liquidity needs Seeking to secure DOE Energy Dominance Financing approval Acting with urgency to achieve Fermi’s full potential and generate durable, long - term value 7

Draft – Pending Finalization 4.6 Miles of natural gas lines installed 11.3 Miles of fencing installed 7.2 Miles of water lines installed ~11.4 Million Sq. Feet (261 Acres) prepared Project Matador's Exceptional Progress 8

A Diversified Generation Portfolio Designed to Deliver

Early Power, Sustained Hyperscale Loads, and Optimized Long-Term Economics

				
Asset	**GE Vernova FR6B**	**Siemens SGT-800**	**GE TM2500**	**SGT6-5000F**
Status	• In Houston refurbishment shop—turbine refurbishment is complete • Foundations poured at site • To be transported to site in Q3 2026	• All turbines in Port of Houston and cleared by customs • Foundations are prepped to be poured • Awaiting transport to site in Q3 2026	• In Houston[1] • Site work already occurring (leveling, compacting), have secured step-up and step-down transformers • Procurement complete	• GT #1 and #2 are complete and in transit to Port of Houston • GT #3 is in final assembly in Germany • Estimated delivery to site in Q3 2026
Number of Units	3	6	7 [1]	3
Time to Power[4]	8 months	15 months	2 months[2]	22 months[3]
Total Capacity *Simple | Combined Cycle*	114 MW | N/A	294 MW | 394MW	124 MW | N/A	726 MW | 1,047 MW
Structure	Purchase	Purchase	20-Year Lease	Purchase

Note: page excludes power received from Xcel Energy

FERMI AMERICA

1.Under the lease agreement, the TM2500s are held by the lessor until June 2027
2.Infrastructure to be complete prior to asset delivery to site from lessor / start-up time only
3.EPC contract in negotiations and go-live is contingent on award
4.Estimated from FID / Contractor effective start

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Business Update Accelerating commercial momentum — advancing tenant negotiations while locking in proven execution partners Tenant Discussions • Actively engaged with 7 prospective tenants and 12 potential strategic partners over the last several months, alongside independent financial advisor Broadhaven • Preliminary discussions have advanced to ongoing substantive negotiations with select key potential counterparties • Management “increasingly confident” about securing value - enhancing transactions Strategic Partnerships & Execution • Signed service agreement with TSK, Spain’s largest power - focused EPC firm, for early - works engineering on the three Siemens SGT6 - 5000F turbines — advancing permitting and site mobilization • Agreement with Primoris to engineer and construct balance of plant for the first six SGT - 800 turbines; excavation complete for all six power islands • Company and Primoris targeting a final EPC agreement for the simple - cycle phase of the Siemens 6 x 1 combined - cycle facility • Company remains engaged with potential strategic counterparties 10

Access to Liquidity: Nearly $1B of Commitments Secured

EQUIPMENT

MUFG **$500MM**	• Funding for 3 Siemens F-class gas turbine units • A portion of proceeds were used to pay-off the term loan with Macquarie • Daily Simple SOFR plus 4.0% per annum • **~$445MM** drawn as of June 30, 2026*
Keystone **$120MM**	• Funding for non-spinning electrical components • 12.0% per annum • **~$77MM** drawn as of June 30, 2026*
Beal Bank **$165MM**	• Funding for 6 Siemens Energy SGT-800 gas turbines • 12.9% per annum • **~$15MM** drawn as of June 30, 2026*

GENERAL

Yorkville **$156MM**	• Promissory note to fund general corporate expenditures • 0% coupon rate • **$0** drawn as of June 30, 2026*

*Amounts drawn as of June 30, 2026 are preliminary, unaudited estimates, are subject to completion of Fermi Inc.'s quarter-end financial closing procedures, and may differ from actual results. These estimates have not been reviewed or audited by the Company's independent auditors. Commitment amounts represent maximum facility sizes; availability is subject to conditions to borrowing under the applicable agreements.

FERMI AMERICA
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Key Investment Highlights One of the World’s Largest Advanced Energy and AI Campus Sites One of the largest and most significant infrastructure assets providing essential power to support AI - driven demand Experienced and Respected Leadership Team Executive team includes a blend of respected industry veterans with both technical and public company leadership expertise Large, Attractive and Exclusive ~7,570 Acre Site Abundant and redundant access to natural gas, water and fiber (potential to harness nuclear) to deliver up to 17GW of power Top - Tier Execution Secured permits, power generators, and equipment financing at exceptional speed and scale, set to deliver rapid speed to power Securing and Advancing Attractive Partnerships Working with exceptional EPC partners and conducting ongoing discussions with multiple strong potential counterparties Attractive Return Profile Significant ability to scale and serve the world’s most valuable companies 12

Appendix

Advanced Energy and Artificial Intelligence Campus ~7,570 Acres - One of the Largest Sites of its Kind in the World

Superior Positioning with Surrounding Water and Natural Gas Access 15 15

Natural Gas Infrastructure Gas Pipelines Project Matador sits on the intersection of major pipelines with significant natural gas infrastructure. No single point of failure. Firm delivery of clean natural gas at gigawatt scale. 16 16 16

Superior Access to Extensive, Redundant Fiber Networks



Reno, NV
~23.18ms
Denver, CO
~8.3ms
Chicago, IL
~20.28ms
Las Vegas, NV
~18.54ms
Albuquerque, NM
~5.60ms
Phoenix, AZ
~15.84ms
Oklahoma City, OK
~5.02ms
~7.14ms
Dallas, TX
Site Location
Amarillo, TX

FERMI AMERICA

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Glossary 18 Definition Term Combined License COL Department of Energy DOE Gigawatt GW Million MM Million British Thermal Units per Day MMBtu/d Milliseconds ms Megawatt MW Not Applicable N/A Original Equipment Manufacturer OEM Round - Trip Delay RTD Square Feet Sq Ft

620 S. Taylor, Suite 301 Amarillo, Texas 79101 www.fermiamerica.com